                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant / /

                 Filed by a Party other than the Registrant /x/


Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/x/  Definitive Additional Materials
/ /  Soliciting Material Under Rule 14a-12


                                 USG Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Hakatak Enterpises, Inc.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):


/x/  No fee required.


/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

             (1) Title of each class of securities to which transaction applies:

             (2) Aggregate number of securities to which transaction applies:

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             (4) Proposed maximum aggregate value of transaction:

             (5) Total fee paid:


/ /  Fee paid previously with preliminary materials:


       / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

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FOR IMMEDIATE RELEASE
---------------------

                                              CONTACT: TOM HACKER, PRESIDENT
                                                       HAKATAK ENTERPRISES, INC.
                                                       310-260-6007
                                                       310-260-6025 (FAX)


                   HAKATAK LETTER CITES ISS RECOMMENDATIONS,
                 PREVIOUS WILLINGNESS TO AVOID A PROXY CONTEST


Santa Monica, CA May 8, 2000.....The enclosed letter has been sent by Hakatak
Enterprises to shareholders of USG Corporation (NYSE-USG). The letters referred to therein of March 14, 24 and 28 have been filed with the SEC and are available on the EDGAR system. Copies can also be obtained by calling Hakatak Enterprises at 310-260-6007 or Beacon Hill Partners at 800-755-5001.


                            (Text of Letter follows)

                               HAKATAK ENTERPRISES, INC.
                          100 Wilshire Boulevard, Suite 1700
                            Santa Monica, California  90401
                           (310) 260-6007 or (800) 358-8660

                                      May 8, 2000

Dear Fellow Shareholder:

        I want to tell you about two recent developments regarding Hakatak's shareholder proposal and director nominations for USG. As you may know, Institutional Shareholder Services, the nation's leading proxy voting advisor to the institutional investment community, recently endorsed Hakatak's three director nominees and proposal regarding USG's poison pill. I am enclosing a press release regarding these recommendations.

        You might also be aware, and perhaps concerned, about the recent claim by USG management that I had failed to give them an opportunity to discuss whether I should have Board representation and that I am therefore responsible for a "costly and destructive" proxy fight. This claim is an unfair attempt to misrepresent my position and approach.

        I offered USG several opportunities to avoid the current proxy fight. I first notified the Board of my intention to nominate my slate on March 13, 2000. The very next day, on March 14, I wrote to USG and offered them a chance to meet with my nominees and consider supporting them. That offer went unanswered. On March 24, I once again offered to introduce my nominees and discuss having them nominated by management. On March 28, they responded that Mr. Foote was "traveling" and not available, but that my letter would be "discussed with him when practicable." USG filed its preliminary proxy materials on March 28, and did not file its definitive proxy statement until April 4 -- over three weeks after my initial offer to meet -- and did not mail it until around April 10. Thus, in spite of my several attempts to avoid a proxy fight, USG largely ignored my overtures. My efforts at compromise can hardly be characterized as "costly and destructive." So that you can see that I am not making this up, I am enclosing copies of some of the correspondence.

        I still feel we shareholders badly need to add a new perspective to a well-entrenched board. Even if you have already voted your shares, it is not too late to change your vote.

        Please feel free to call me if you want to talk about this any further.

                                       Sincerely,

                                       Tom Hacker

                            HAKATAK ENTERPRISES, INC.
                       100 Wilshire Boulevard, Suite 1700
                         Santa Monica, California 90401
                Telephone: 310 260-6007   Facsimile: 310 260-6025

                                 March 14, 2000



USG Corporation
125 South Franklin Street
Chicago, IL  60606-4678

Attention:     William C. Foote
               Chairman of the Board and
               Chief Executive Officer

Re:  Shareholder Proposal


Dear Mr. Foote:

        I have received and reviewed the Company's proposed statements in opposition to my shareholder proposal. I request that even though you may not be legally obliged to do so, you include the enclosed reply to the Company's opposition statements.

        In addition, as you are aware, I recently submitted to you notice that I intend to nominate three individuals for election to the Company's Board of Directors at its May 2000 annual meeting. I think the Company would benefit from having my nominees (all of whom are significant shareholders) on the board and would like to introduce them to you. I think we should set up a meeting to do this and look forward to hearing from you.

                                            Very truly yours,

                                            HAKATAK ENTERPRISES, INC.


                                            By: /s/ TOM HACKER
                                               ---------------------------------
                                               Tom Hacker

Enclosure
COPIES AS SHOWN ON PAGE 2

USG Corporation
March 14, 2000
Page 2



cc:     Dean H. Goossen
        P. J. O'Bryan, Director and Vice Chairman
        Robert L. Barnett, Director
        Keith A. Brown, Director
        David W. Fox, Director
        Valerie B. Jarrett, Director
        W. H. Clark, Director
        James C. Cotting, Director
        Lawrence M. Crutcher, Director
        W. Douglas Ford, Director
        John B. Schwemm, Director
        Judith A. Sprieser, Director
        Marvin E. Lesser, Director



                                       -2-

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                            HAKATAK ENTERPRISES, INC.
                       100 Wilshire Boulevard, Suite 1700
                         Santa Monica, California 90401
               Telephone: 310 260-6007   Facsimile: 310 260-6025


                                 March 24, 2000



Mr. William Foote
USG Corporation
125 South Franklin Street
Chicago, IL  60606-4678

Dear Mr. Foote:

        I noticed the Company's announcement of an increase in its planned stock purchases. This seems to represent, although belatedly, a limited recognition of the efforts I have been making to have the Company focus on shareholder value. I believe such attention to shareholder concerns is long overdue, and that continued attention to such issues would be more assured if board members included persons with significant share holdings.

        As you are aware, I recently submitted to you notice that I intend to nominate three individuals for election to the Company's Board of Directors at its May 2000 annual meeting. I told you that I think the Company would benefit from having my proposed nominees (all of whom are significant shareholders) on the board and would like to introduce them to you. I previously requested that you set up a meeting to do this and still think this would be a good idea. If I do not hear from you by March 28, 2000, I will assume you do not wish to meet and wish to put me and the Company to the expense of a proxy contest.

                                            Very truly yours,

                                            HAKATAK ENTERPRISES, INC.


                                            By: /s/ TOM HACKER
                                               ---------------------------------
                                               Tom Hacker

cc:   Mr. Dean H. Goossen
      Board of Directors

Corporate Secretary                                              USG Corporation
                                                       125 South Franklin Street
                                                          Chicago, IL 60606-4678
                                                                    312 606-3994


March 28, 2000


VIA TELEFACSIMILE, FED EX AND U.S.MAIL


Hakatak Enterprises, Inc.
c/o Tom Hacker, President
100 Wilshire Boulevard
Suite 1700
Santa Monica, CA 90401

Dear Mr. Hacker:

     The Board of Directors has considered your request that it amend the Corporation's by-laws to permit a lower voting threshold for your proposal regarding the Corporation's stockholder rights plan. The Board has requested that I inform you that it declines to effect the requested by-law amendment, which in any event would be ineffective without stockholder amendment of Article Ninth of the Corporation's Restated Certificate of Incorporation.

     The Board and management have also concluded that your "rebuttal" in support of your shareholder proposal will not be included in USG's proxy statement.

     Finally, I am in receipt of your letter to William Foote received yesterday, on which the USG Board of Directors and I are indicated as copies. Please be advised that Mr. Foote is traveling and that the contents of your latest letter, which has been forwarded to the Board, will be discussed with him when practicable.

Yours truly,


/s/ DEAN H. GOOSSEN
Dean H. Goossen
Corporate Secretary

DHG/tag